BlackRock Large Cap Series Funds, Inc. (the "Registrant"):
BlackRock Advantage Large Cap Core Fund, BlackRock Advantage Large Cap Value Fund and BlackRock Advantage Large Cap Value Retirement Fund (each, a "Fund")
77Q1(a):
Copies of any material amendments to the Registrant's charter or by-laws
Attached please find as an exhibit to Sub-Item 77Q1(a) of Form N-SAR, a copy of the Articles of Amendment to the Charter of the Registrant with respect to each Fund filed with the State of Maryland.


BLACKROCK LARGE CAP SERIES FUNDS, INC.
ARTICLES OF AMENDMENT
      BLACKROCK LARGE CAP SERIES FUNDS, INC., a Maryland corporation (the "Corporation"), does hereby certify to the
State Department of Assessments and Taxation of the State of
Maryland that:
      FIRST:	Pursuant to Section 2-605 of the Maryland General
Corporation Law (the "MGCL"), the charter of the Corporation
(the "Charter") is hereby amended by renaming the series of the Corporation as set forth below:

Current Name of Series
New Name of Series

BlackRock Large Cap Value Fund
BlackRock Advantage Large Cap Value Fund

BlackRock Large Cap Core Fund
BlackRock Advantage Large Cap Core Fund

BlackRock Large Cap Value Retirement Portfolio
BlackRock Advantage Large Cap Value Retirement Fund

BlackRock Large Cap Growth Fund
BlackRock Large Cap Focus Growth Fund

      SECOND:	The amendment to the Charter that is effected by
these Articles of Amendment has been approved by a majority of the entire board of directors of the Corporation and is limited to a change expressly authorized by Section 2-605(a)(2) of the MGCL to be made without action by the stockholders of the Corporation.
      THIRD:	The authorized stock of the Corporation has not
been increased by these Articles of Amendment.
      FOURTH:	As amended hereby, the Charter shall remain in
full force and effect.
[Remainder of Page Intentionally Left Blank]


      IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf on this 12th day of June, 2017, by the President and Chief Executive Officer of the Corporation who acknowledges that these Articles of Amendment are the act of the Corporation and that to the best of his knowledge, information and belief, and under penalties for perjury, the matters and facts set forth herein are true in all material respects.

WITNESS:
BLACKROCK LARGE CAP SERIES FUNDS, INC.

/s/ Benjamin Archibald            By:  /s/ John Perlowski
Name:  Benjamin Archibald        Name:  John Perlowski
Title:  Secretary             Title:  President and Chief
                              Executive Officer